Exhibit 99.1

Dear Shareholders,

Because this is a very active time at Voyant, I want to update you on recent developments, the business opportunities that are emerging, and our strategies to take advantage of these opportunities.

Although I’ve articulated this before, it bears repeating that Voyant is all about creating value at the intersection of content and technology. Think about that for a second, because it is not only descriptive of our corporate mission, but also singularly profound. We believe that we have identified shortcomings in the evolution of the media and entertainment industries and are looking to provide solutions that capitalize on our unique and proprietary business assets.

Much of what we are doing today is business development: scouting for entrepreneurial possibilities, evaluating and winnowing these opportunities, and then negotiating deals that we believe will add value to shareholder equity.  As the details of significant projects are finalized, we intend to report on those transactions.

Some of our business opportunities will be system-level solutions, where Voyant will bring together internal and external resources that address specific markets where content and technology intersect. The external resources take the form of partnerships, licensing agreements, or other business constructs. In each case, the goal is to combine these resources to bring novel, system-level solutions to the marketplace.

Such system-level ventures, which typically rely on Voyant technology to provide key parts of the solution, are currently being evaluated. We will announce the nature and scope of these opportunities as the specific projects and their business terms are finalized.

The Sports Immortals Internet portal represents an early example of how we can partner with another enterprise to bring technology and content together in order to serve a unique market. The content focuses on “the greats of sports,” both professional and amateur.  The marketing and distribution vehicle will be a state-of-the-art Internet destination. As currently planned, users will be able to research their favorite sports and their most revered athletes. For example, a user will be able to bring up old newsreel footage of some boyhood heroes; listen and reminisce as archived audio content (such as radio broadcasts and interviews) comes alive; interact with select memorabilia and replicas of memorabilia; and purchase those items that capture their hearts, minds and imaginations. Voyant’s own RocketStream technology will be central to the efficient delivery of this content in a high-quality and affordable digital format.

In addition to system-level ventures that involve partners, we are also developing discrete technology products. Some will be sold to customers on a stand-alone basis, but others will serve as components in our system-level solutions.

Our first such product is RocketStream 1.0. As you know, this product was released for general availability in mid-March as a file transfer acceleration application.  RocketStream 1.0 focuses on users who have large data files to move over long distances. As an enterprise-level product, it has been optimized for situations where the bandwidth is of a commercial grade (typically 10 Mb/s or faster).

In this initial incarnation, sample applications include moving daily movie “shoots” back and forth from Los Angeles to field locations (prospective customers: movie studios); moving ledger data back and forth between major data centers (financial services companies); moving patient data and imaging records (medical); moving geologic sensor data from the field to central research facilities for comprehensive analysis (oil and gas exploration); and other applications.

As I reported in a previous letter, a large number of beta testers evaluated the RocketStream 1.0 product in each of these applications earlier this year, and their feedback was, overall, extremely positive.  Since we are now actively engaged in selling RocketStream, we are expanding our sales and marketing capabilities to enhance our market presence and customer reach.

However, a stand-alone product based on the RocketStream technology is just the beginning of our plans. The full commercial potential of RocketStream will be unlocked when we embed the underlying technology into much broader applications. As an example, imagine embedding Voyant technology into on-line movie or television distribution, or using it to enable Web2.0 businesses. The end-users might not even know that they are using RocketStream.  Instead, they are using the product or service of a third party vendor – whose solution is actually “powered by RocketStream.” These kinds of licensing opportunities may well represent the fullest commercial potential of RocketStream, because they may provide high-margin sources of revenue, as well as broaden and diversify the revenue opportunity. We continue to grow our plans for the RocketStream technology, and this “roadmap” will drive future product development.

Some of you may be wondering how we intend to use the RF (radio frequency) and optical technology we acquired last year. This valuable intellectual property increases the speed, capacity and throughput of physical-layer communications.

A key element of this technology is that it works over a variety of channel types, such as coaxial cable, fiber optic lines, and wireless connections, including satellite links. The technology was originally developed for space and military defense applications to increase the capacity of satellite transmission systems (and subsidized with substantial investments from government agencies). Subsequently, the technology was repurposed for telecommunications applications using fiber optic lines and line-of-sight wireless links for telecom infrastructure.  Now owned by Voyant, we are looking to apply this technology not to telecom, but to content distribution applications.

We have identified several significant, system-level applications where we believe this physical-layer technology can be a key differentiator. We are putting together development and partnership plans, and we hope to have more to say on this as we make additional progress. Needless to say, we are very excited about the commercial potential of this technology.

I also want you to know that we are actively evaluating deals that involve potential M&A transactions. The perceived opportunities range from content aggregation to content processing technologies. True to our mission, we will explore relationships that allow us to unlock the “hidden value” in connecting seemingly disparate corporate, technological, and content elements to solve system-level problems.

Over the past several weeks, many existing and potential shareholders have inquired about our operations, and some of the questions share common themes. Here are answers to two common questions:

How often and when do you release news on your activities?

We issue statements on our business activities when we have concrete and substantial milestones to report.  We do not make premature or “hyped” announcements about our business because it is important that our shareholders have realistic expectations about tangible opportunities. Similarly, we will not delay in reporting news, unless legally required to do so, provided that we do not compromise our competitive edge in the marketplace.

In reporting news on our activities, we occasionally make forward-looking statements about our future expectations, plans and prospects, such as we are doing in this letter.  There is a risk that the actual results achieved by our company will differ from those forward-looking statements.  To better understand these risks and the reasons that our results may differ from our statements, please read the “Forward Looking Statements Note” on the Investor page of our website and Voyant’s filings with the Securities Exchange Commission, especially Forms 10KSB and 10QSB.

Why are you holding the shareholder meeting?

There are several motivations for us to hold our first annual shareholder meeting. First, we are required to do so by law. There are some basic corporate “housekeeping” tasks that are executed at an annual meeting. We have just sent out a meeting information statement to all of our shareholders.

The second and perhaps more significant reason for holding a meeting is that we want to strengthen our relationship with our shareholders. We want to keep you informed by reaching out and sharing elements of our vision and our mission. Consequently, after the formal portion of the meeting, we will be giving an overview briefing of where we are in our corporate development and some of the strategic steps we are taking to increase shareholder value. We will audio webcast both portions of the meeting. Following the presentation and audio webcast, we encourage you to view some informal demonstrations of technologies, both from our own product arsenal, as well as from some of our key strategic partners.  We hope to see many of you at the meeting because we are excited about sharing with you our progress and corporate potential.

Voyant is still a development-stage company, but with an appropriate amount of time, dedication of purpose, and a lot of hard work, we are laying the foundation for a sustainable, exciting, and rapidly growing company. Success will not be achieved overnight. We appreciate your patience and understanding as we execute our plan with an appropriate sense of careful, strategic, and pragmatic urgency.

I look forward to seeing some of you at our shareholder meeting on June 12 in Palo Alto.

Voyant International Corporation

May 22, 2007	/s/ Dana Waldman
Dana Waldman